UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2026

Korsana Biosciences, Inc.

(Exact name of Registrant as specified in its charter)

Massachusetts	001-38787	83-1895370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

203 Crescent Street, Bldgs. #3/3A/4, Suite 503, Waltham, MA	02453
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 516-2325

Cyclerion Therapeutics, Inc.

245 First Street, 18th Floor

Cambridge, MA 02142

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	KRSA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On September 8, 2026 (the “Closing Date”), Korsana Biosciences, Inc., a Massachusetts corporation (formerly known as Cyclerion Therapeutics, Inc.) (prior to the Closing Date, unless context otherwise requires, “Cyclerion” and, after the Closing Date, the “Company”), consummated the previously announced business combination (the “Closing”) pursuant to that certain Agreement and Plan of Merger and Reorganization, dated as of April 1, 2026, which agreement was subsequently amended on April 17, 2026 (as amended, the “Merger Agreement”), by and among Cyclerion, Cariboos Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of Cyclerion (“First Merger Sub”), Cariboos Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Cyclerion (“Second Merger Sub”), and Korsana Biosciences, Inc., a private Delaware corporation (prior to the Closing Date, unless context otherwise requires, “Korsana”).

Following the Reverse Stock Split (as defined below), which occurred immediately prior to the Closing of the Merger (as defined below), and as a result of and upon the effective time of the First Merger (as defined below) (the “First Effective Time”), (i) each then-outstanding share of common stock, par value $0.0001 per share, of Korsana (the “Korsana common stock”) and each then-outstanding share of Series A Preferred Stock, par value $0.0001 per share, of Korsana (the “Korsana Series A preferred stock”) (including shares of Korsana common stock issued in the Korsana Pre-Closing Financing (as defined below) and excluding shares canceled pursuant to the Merger Agreement and excluding dissenting shares) automatically converted solely into the right to receive a number of shares of common stock, no par value per share, of Cyclerion (the “Company common stock,” and prior to the effective time of the Merger, the “Cyclerion common stock”) equal to the Exchange Ratio (as defined below); provided, that to the extent the shares of Company common stock otherwise issuable to any holder would exceed such holder’s beneficial ownership limitation (initially set at a percentage of up to 9.99% of the outstanding Company common stock) (the “Beneficial Ownership Limitation”), such holder received, in lieu of the excess shares, pre-funded warrants to purchase an equal number of shares of Company common stock (the “Merger Pre-Funded Warrants”); (ii) each then-outstanding share of Series Seed Preferred Stock, par value $0.0001 per share, of Korsana (the “Korsana Series Seed preferred stock”) (excluding shares of Korsana Series Seed preferred stock canceled pursuant to the Merger Agreement and dissenting shares) automatically converted into the right to receive a number of shares of Series B Non-Voting Convertible Preferred Stock, no par value per share, of Cyclerion (which are each convertible into 1,000 shares of Company common stock) (the “Company Series B Preferred Stock,” and prior to the effective time of the Merger, the “Cyclerion Series B Preferred Stock”), equal to the Exchange Ratio divided by 1,000; (iii) each then-outstanding option (a “Korsana Option”) to purchase Korsana common stock was assumed by Cyclerion; (iv) each then-outstanding Korsana restricted stock unit was assumed by Cyclerion; (v) each then-outstanding warrant to purchase shares of Korsana common stock, including each pre-funded warrant issued in the Korsana Pre-Closing Financing, was converted into a warrant to purchase shares of Company common stock (each such warrant issued in respect of a Korsana pre-funded warrant, an “Assumed Pre-Funded Warrant,” and together with the Merger Pre-Funded Warrants, the “Company pre-funded warrants”).

Each share of Cyclerion common stock and Cyclerion Series A Convertible Preferred Stock, no par value per share (the “Company Series A Preferred Stock”) that was issued and outstanding at the First Effective Time remained issued and outstanding and such shares, subject to the Reverse Stock Split, were unaffected by the Merger. Prior to the First Effective Time, Cyclerion’s board of directors accelerated the vesting of all options to purchase shares of Cyclerion common stock (“Cyclerion Options”) and all restricted stock awards (“Cyclerion RSAs”). Each outstanding Cyclerion Option with an exercise price per share equal to or less than the volume weighted average closing trading price of a share of Cyclerion common stock on The Nasdaq Stock Market LLC (“Nasdaq”) for the five consecutive trading days ending three trading days prior to the Calculation Date (as defined in the Merger Agreement), as reported by Bloomberg L.P. (the “Cyclerion Closing Price” and such Cyclerion Options, “In-the-Money Cyclerion Options”), was cancelled at the First Effective Time and each holder thereof received an amount in cash, without interest, less any applicable tax withholding, equal to the product obtained by multiplying the excess of the Cyclerion Closing Price over the exercise price per share of the Cyclerion common stock underlying such Cyclerion Option by the number of shares of the Cyclerion common stock underlying such Cyclerion Option (“Cyclerion Stock Option Cash Consideration”). Each Cyclerion Option with an exercise price greater than the Cyclerion Closing Price (an “Out-of-the-Money Cyclerion Option”) was cancelled for no consideration.

No fractional shares of Company common stock were issued in connection with the Merger, and no certificates or scrip for any such fractional shares were issued. Any fractional shares of Company common stock resulting from the conversion of shares of Korsana common stock (including shares of Korsana common stock issued in the Korsana Pre-Closing Financing) were issued as follows: (i) one share of Company common stock if the aggregate amount of fractional shares of Company common stock of any individual holder of Korsana capital stock upon conversion was equal to or exceeded 0.50 or (ii) no shares of Company common stock if the aggregate amount of fractional shares of Company common stock of any individual holder of Korsana capital stock upon conversion was less than 0.50, with no cash being paid for any fractional share eliminated by such rounding. Any fractional shares of Company Series B Preferred Stock that a holder of Korsana Series Seed preferred stock would otherwise have been entitled to receive were aggregated with all fractional shares of Company Series B Preferred Stock issuable to such holder and rounded up to the nearest whole share of Company Series B Preferred Stock.

The Exchange Ratio was calculated using a formula intended to allocate existing Cyclerion and Korsana security holders a percentage of the Company. Based on Cyclerion’s and Korsana’s values as of the date of the Merger Agreement and capitalization as of September 8, 2026, the Exchange Ratio (as adjusted for the Reverse Stock Split) was 0.2074 shares of Cyclerion common stock for each share of Korsana common stock.

After giving effect to the Korsana Pre-Closing Financing, immediately following the completion of the Merger, Cyclerion securityholders owned approximately 1.17% of the capital stock of the Company post-Merger on a fully diluted basis, and Korsana securityholders, including shares of Korsana common stock and Korsana pre-funded warrants purchased in the Korsana Pre-Closing Financing, owned approximately 98.83% of the capital stock of the Company post-Merger.

On September 8, 2026, First Merger Sub merged with and into Korsana, with Korsana continuing as a wholly owned subsidiary of Cyclerion and the surviving corporation of the merger (the “First Merger”), and Korsana merged with and into Second Merger Sub, with Second Merger Sub being the surviving entity of the merger (the “Second Merger,” and together with the First Merger, the “Merger”). After the completion of the Merger, Second Merger Sub changed its corporate name to “Korsana Biosciences Operating Company, LLC” and Cyclerion changed its name to “Korsana Biosciences, Inc.” (the “Company Name Change”). The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

The material provisions of the Merger Agreement are described in Cyclerion’s definitive proxy statement/prospectus filed on Form S-4 with the U.S. Securities and Exchange Commission (the “SEC”), which registration statement was most recently amended on July 22, 2026 and declared effective on July 24, 2026 (the “Proxy Statement/Prospectus”), in the section entitled “The Merger Agreement” beginning on page 168 and are incorporated herein by reference.

The foregoing description of the Merger Agreement is not complete and is subject to and qualified in its entirety by reference to the complete text of the Merger Agreement, copies of which are attached hereto as Exhibits 2.1 and 2.2 and incorporated herein by reference.

Merger Pre-Funded Warrants

The Merger Pre-Funded Warrants have an exercise price per share equal to $0.0001 (as adjusted from time to time as provided in the form of Merger Pre-Funded Warrant) and may be exercised at any time and from time to time on or after the original issue date. The Merger Pre-Funded Warrants do not expire. The exercise price may be paid in cash or, at the election of the holder, on a cashless basis. The Merger Pre-Funded Warrants are transferable, in whole or in part, subject to compliance with applicable securities laws. Holders of Merger Pre-Funded Warrants are not entitled to vote, receive dividends or exercise any other rights as a stockholder of the Company with respect to the underlying shares of Company common stock prior to exercise.

A holder may not exercise any portion of a Merger Pre-Funded Warrant to the extent that, immediately prior to or after giving effect to such exercise, the holder, together with its attribution parties, would beneficially own shares of Company common stock in excess of the Beneficial Ownership Limitation applicable to such holder, which was initially set at either 4.99% or 9.99% of the shares of Company common stock outstanding immediately following such exercise. A holder may, upon written notice to the Company, increase or decrease the Beneficial Ownership Limitation applicable to its Merger Pre-Funded Warrants to any other percentage not in excess of 19.99%, provided that any increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company.

The foregoing description of the Merger Pre-Funded Warrants is not complete and is subject to and qualified in its entirety by reference to the complete text of the Form of Merger Pre-Funded Warrant, a copy of which is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

Support and Lock-Up Agreements

Concurrently with the execution of the Merger Agreement, (a) certain Korsana stockholders (solely in their respective capacities as Korsana stockholders) holding approximately 43.9% of the outstanding shares of Korsana capital stock entered into support agreements with Cyclerion and Korsana to vote all of their shares of Korsana capital stock in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby and against any alternative acquisition proposals (the “Korsana Support Agreements”) and (b) then-current and certain former directors and officers of Cyclerion holding approximately 24.2% of the outstanding shares of Cyclerion common stock as of June 30, 2026 entered into support agreements with Cyclerion and Korsana to vote all of their shares of Cyclerion common stock in favor of Proposal Nos. 1-4 of the Proxy Statement/Prospectus and against any alternative acquisition proposals (the “Cyclerion Support Agreements,” and together with the Korsana Support Agreements, the “Support Agreements”).

Certain of Korsana’s executive officers, directors and stockholders entered into lock-up agreements (the “Lock-Up Agreements”), pursuant to which such parties have agreed not to, except in limited circumstances, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Company common stock or any securities convertible into or exercisable or exchangeable for Company common stock, currently or thereafter owned, including shares of Company common stock issuable upon conversion of Company Series B Preferred Stock issued in exchange for shares of Korsana Series Seed preferred stock in the Merger, but excluding, as applicable, shares purchased by existing Korsana shareholders in the Korsana Pre-Closing Financing (including any shares of Company common stock issuable upon exercise of pre-funded warrants issued in exchange for pre-funded warrants to purchase shares of Korsana common stock sold in the Korsana Pre-Closing Financing), until 180 days after the First Effective Time.

Descriptions of the Support Agreements and the Lock-Up Agreements are included in the Proxy Statement/Prospectus in the sections entitled “Agreements Related to the Merger—Support Agreements” and “Agreements Related to the Merger—Lock-Up Agreements” beginning on page 188 and are incorporated herein by reference.

The foregoing descriptions of the Support Agreements and the Lock-Up Agreements are not complete and are subject to and qualified in their entirety by reference to the complete texts of the Form of Korsana Support Agreement, the Form of Cyclerion Support Agreement and the Form of Lock-Up Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Financing Transaction

In connection with the Merger, Korsana entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain institutional and accredited investors (the “Financing Investors”), pursuant to which such investors purchased, immediately prior to the First Merger, 140,516,748 shares of Korsana common stock and 20,171,986 Korsana pre-funded warrants (the “PIPE Securities”), for gross proceeds of approximately $380.0 million (the “Korsana Pre-Closing Financing”). Under the Securities Purchase Agreement, the number of shares of Korsana common stock or Korsana pre-funded warrants, as applicable, was determined at a purchase price per share or warrant equal to (i) a valuation for Korsana equal to $268.4 million, divided by (ii) the number of fully diluted shares of Korsana common stock outstanding immediately prior to the First Effective Time (including the securities being issued under the Securities Purchase Agreement).

The Korsana pre-funded warrants have an exercise price per share equal to $0.0001 (as adjusted from time to time as provided in the form of pre-funded warrant) and may be exercised at any time and from time to time after the original issue date. The Korsana pre-funded warrants do not expire. A holder may not exercise any portion of a Korsana pre-funded warrant to the extent that, immediately prior to or after giving effect to such exercise, the holder, together with its attribution parties, would beneficially own shares of common stock in excess of 14.99% of the shares of common stock outstanding immediately following such exercise. A holder may, upon written notice to the Company, increase or decrease such percentage to any other percentage not in excess of 19.99%, provided that any increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company.

The shares of Korsana common stock and Korsana pre-funded warrants that were issued in the Korsana Pre-Closing Financing were or have the right to be, respectively, converted into shares of Company common stock in the Merger.

The Securities Purchase Agreement contains customary representations and warranties of Korsana and also contains customary representations and warranties of the purchaser parties thereto.

A description of the Securities Purchase Agreement is included in the Proxy Statement/Prospectus in the section entitled “Agreements Related to the Merger—Securities Purchase Agreement” beginning on page 188 and is incorporated herein by reference.

The foregoing descriptions of the Securities Purchase Agreement and Form of Korsana Pre-Funded Warrant are not complete and are subject to and qualified in their entirety by reference to the complete texts of the Form of Securities Purchase Agreement and Form of Korsana Pre-Funded Warrant, respectively, copies of which are attached hereto as Exhibits 10.4 and 4.1, respectively, and are incorporated herein by reference.

Contingent Value Rights Agreement

On September 8, 2026, the Company entered into a contingent value rights agreement (the “CVR Agreement”) with Broadridge Corporate Issuer Solutions, LLC, a Pennsylvania limited liability company (“Rights Agent”), pursuant to which the Company’s pre-Merger holders of Cyclerion common stock and Company Series A Preferred Stock are to receive one non-transferable contingent value right (each, a “CVR”) for each outstanding share of Cyclerion common stock or Company Series A Preferred Stock held by such holder as of the record time. The record time for the distribution of CVRs was immediately prior to the First Effective Time on September 8, 2026, and the Rights Agent will effect the distribution of the CVRs, less any applicable tax withholding, by mailing to each such holder a statement of holding reflecting such CVRs.

Pursuant to the CVR Agreement, each CVR holder is entitled to certain rights to receive a pro rata portion of 100% of the net proceeds, if any, received by the Company as a result of the sale, transfer, license or other disposition of the Company’s pre-Merger legacy assets, which consist of (i) the equity interests of Tisento Therapeutics Holdings Inc. (“Tisento”) owned by the Company and (ii) the Company’s right, title and interest in and to that certain License Agreement, dated June 3, 2021, between Cyclerion and Akebia Therapeutics, Inc. (the “Akebia License Agreement”). Net proceeds are calculated as the gross cash consideration actually received by the Company in consideration for such a disposition, less permitted deductions, which include indemnity obligations, transaction costs, taxes and certain other liabilities and expenses specified in the CVR Agreement, together with $75,000 of expenses deductible following the earlier of the sale of the Tisento equity interests after Tisento’s initial public offering and a sale of Tisento.

A disposition of the legacy assets must generally occur during the period beginning on the Closing Date and ending on the first (1st) anniversary of the Closing Date; provided that, with respect to the equity interests of Tisento, that period extends until the earliest of (A) nine (9) months following the consummation of Tisento’s initial public offering or other public listing of such equity interests, (B) a sale of Tisento and (C) the fifteenth (15th) anniversary of the Closing Date. With respect to the Akebia License Agreement, the term of the CVRs extends until the earlier of the fifteenth (15th) anniversary of the date of the CVR Agreement and the expiration or earlier termination by Akebia Therapeutics, Inc. of the Akebia License Agreement pursuant to its terms.

The Company has agreed to use commercially reasonable efforts not to take, or fail to take, any action with the primary purpose of avoiding, or intended to prevent or materially delay, the sale of the Tisento equity interests following Tisento’s initial public offering or the receipt of gross proceeds or the payment of any CVR proceeds. In addition, holders of more than 35% of the outstanding CVRs may, at their sole cost and expense, appoint a representative to coordinate the sale or other disposition of the Tisento equity interests, and following notice of such appointment the Company may not sell or otherwise dispose of those equity interests without the representative’s written consent.

The contingent payments under the CVR Agreement, if they become payable, will become payable to the Rights Agent for subsequent distribution to the CVR holders on a date no later than thirty (30) days following the Company’s receipt of the corresponding gross proceeds. In the event that no such proceeds are received, holders of the CVRs will not receive any payment pursuant to the CVR Agreement. There can be no assurance that any CVR holders will receive payments with respect thereto.

The right to the contingent payments contemplated by the CVR Agreement is a contractual right only and is not transferable, except in the limited circumstances specified in the CVR Agreement. The CVRs are not evidenced by a certificate or any other instrument and are not registered with the SEC. The CVRs do not have any voting or dividend rights and do not represent any equity or ownership interest in the Company or any of its respective affiliates. No interest will accrue on any amounts payable in respect of the CVRs.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by the full text of the CVR Agreement, a copy of which is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

Item 1.01 Entry into a Material Definitive Agreement.

Indemnification Agreements

On September 8, 2026, the Company entered into indemnification agreements with each of its directors and executive officers (collectively, the “Indemnitees,” and such agreements, the “Indemnification Agreements”), which replaced and superseded any previous indemnification agreements between the Company and each such individual. The Indemnification Agreements provide for certain indemnification and advancement of expenses by the Company in connection with actions or proceedings arising out of the Indemnitees’ service as directors or officers of the Company or service to other entities at the Company’s request, on the terms and subject to the conditions set forth therein.

The foregoing description of the Indemnification Agreements is not complete and is subject to and qualified in its entirety by reference to the complete text of the Indemnification Agreements, the form of which is attached hereto as Exhibit 10.6 and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above, including with respect to the Merger, is incorporated into this Item 2.01 by reference.

All of the proposals included in the Proxy Statement/Prospectus were approved by Cyclerion shareholders at the annual meeting of shareholders held on August 26, 2026 (the “Annual Meeting”) other than (i) the proposal to approve the redomestication of Cyclerion from the Commonwealth of Massachusetts to the Cayman Islands and (ii) the proposal to adjourn the Annual Meeting, which was not presented to the shareholders.

In connection with the consummation of the Merger, on the Closing Date:

•

Korsana issued to the Financing Investors (prior to giving effect to the Exchange Ratio) an aggregate of 140,516,748 shares of Korsana common stock and 20,171,986 Korsana pre-funded warrants for gross proceeds of approximately $380.0 million; and

•

all of the then-outstanding (a) (i) 6,000,000 shares of Korsana common stock, (ii) 75,500,000 shares of Korsana Series A preferred stock, and (iii) 140,516,748 shares of Korsana common stock purchased in the Korsana Pre-Closing Financing were automatically converted into the right to receive a number of shares of

Company common stock and/or, to the extent otherwise issuable in excess of the applicable Beneficial Ownership Limitation, Company pre-funded warrants in lieu thereof equal to the exchange ratio calculated in accordance with the Merger Agreement (the “Exchange Ratio”); (b) 20,000,000 shares of Korsana Series Seed preferred stock were automatically converted into the right to receive a number of shares of Company Series B Preferred Stock equal to the Exchange Ratio divided by 1,000; (c) 20,171,986 pre-funded warrants purchased in the Korsana Pre-Closing Financing were converted into Company pre-funded warrants equal to the Exchange Ratio; and (d) options exercisable for 34,152,978 shares of Korsana common stock and warrants exercisable for 1,102,561 shares of Korsana common stock (the “Parasa Warrants”) were assumed by the Company and became options and warrants, respectively, in respect of shares of Company common stock, with the number of underlying shares and the exercise price adjusted in accordance with the Exchange Ratio.

Immediately following the application of the Exchange Ratio (which was adjusted to give effect to the Reverse Stock Split (as defined below)), and following the consummation of the transactions contemplated by the Merger Agreement, the Company had 55,051,271 shares of Company common stock (assuming the exercise in full of all Company pre-funded warrants and including conversion of Company Series B Preferred Stock but excluding outstanding options and the Parasa Warrants), which is comprised of:

•	45,541,425 shares of Company common stock (inclusive of issuances pursuant to the Merger Agreement and the Korsana Pre-Closing Financing);

•	5,361,846 shares of Company common stock issuable upon the exercise of Company pre-funded warrants, each exercisable for one share of Company common stock at a price of $0.0001 per share; and

•	4,148,000 shares of Company common stock issuable upon the conversion of Company Series B Preferred Stock.

Immediately prior to the consummation of the Merger, Cyclerion effected a 1-for-7 reverse stock split of Cyclerion common stock, which became legally effective on September 8, 2026 (the “Reverse Stock Split”). The Company common stock commenced trading on a post-Reverse Stock Split, post-Merger basis at the open of trading on September 9, 2026.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), as Cyclerion was immediately before the Merger, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company is providing the information below that would be included in a Form 10 if the Company were to file a Form 10. Please note that the information provided below relates to the Company as the combined company after the consummation of the Merger, unless otherwise specifically indicated or the context otherwise requires.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements regarding the anticipated benefits of the Merger and the financial condition, results of operations, and prospects of the Company. Any express or implied statements that do not relate to historical or current facts or matters are forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements include, but are not limited to, express or implied statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “could,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “seeks,” “target,” “endeavor,” “possible,” “potential,” “continue,” “contemplate” or the negative of these terms or other comparable terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting the Company will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. In addition to other factors and matters contained in or incorporated by reference in this document, the Company believes the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•	expectations regarding the strategies, prospects, plans, expectations and objectives of management of the Company for future operations of the Company;

•	the ability of the Company to recognize the benefits that may be derived from the Merger, including the commercial or market opportunity of the product candidates of the Company;

•	the possibility that the CVR holders may never receive any proceeds pursuant to the CVR Agreement;

•	the accuracy of the Company’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•	the outcome of any legal proceedings that may be instituted against the Company or any of its respective directors or officers related to the Merger Agreement or the transactions contemplated thereby;

•	the ability of the Company to protect its intellectual property rights;

•	competitive responses to the Merger;

•	legislative, regulatory, political and economic developments beyond the Company’s control;

•	the initiation, timing and success of clinical trials for the Company’s product candidates;

•	success in retaining, or changes required in, the Company’s officers, key employees or directors;

•	the Company’s public securities’ potential liquidity and trading;

•	regulatory actions with respect to the Company’s product candidates or its competitors’ products and product candidates;

•	the Company’s ability to manufacture its product candidates in conformity with the FDA’s requirements and to scale up manufacturing of its product candidates to commercial scale, if approved;

•	uncertainties regarding the capabilities and potential of the THETA platform and the Company’s pipeline programs;

•	the Company’s reliance on third-party contract development and manufacturer organizations to manufacture and supply product candidates;

•	the beneficial characteristics, and the potential safety, efficacy and therapeutic effects of the Company’s product candidates;

•	the expected potential benefits of strategic collaboration with third parties and the Company’s ability to attract collaborators with development, regulatory and commercialization expertise;

•	the Company’s ability to successfully commercialize product candidates, if approved, and the rate and degree of market acceptance of such product candidates; and

•	developments and projections relating to the Company’s competitors or industry.

The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the “Risk Factors” section of this Current Report on Form 8-K and other documents to be filed by the Company from time to time with the SEC, discussions of potential risks, uncertainties, and other important factors in the Company’s subsequent filings with the SEC, and risk factors associated with companies, such as the Company, that operate in the biopharma industry.

If any of these risks or uncertainties materialize or any of these assumptions prove incorrect, the results of the Company could differ materially from the forward-looking statements. Any public statements or disclosures by the Company following this Current Report on Form 8-K that modify or impact any of the forward-looking statements contained in this Current Report on Form 8-K will be deemed to modify or supersede such statements in this Current Report on Form 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document and are qualified in their entirety by reference to the cautionary statements herein. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless required by law to do so.

Business and Facilities

The information set forth in the section of the Proxy Statement/Prospectus entitled “Korsana’s Business” beginning on page 297 is incorporated herein by reference.

Risk Factors

The risks associated with Korsana’s business and operations are described in the Proxy Statement/Prospectus in the section entitled “Risk Factors—Risks Related to Korsana” beginning on page 75 and the risks associated with the business and operations of the Company are described in the Proxy Statement/Prospectus in the section entitled “Risk Factors—Risks Related to the Combined Company” beginning on page 114, each of which is incorporated herein by reference.

Financial Information

Unaudited Financial Statements

The unaudited interim condensed consolidated financial statements of Korsana as of and for the six months ended June 30, 2026 and the related notes thereto are attached hereto as Exhibit 99.2 and are incorporated herein by reference.

The unaudited interim condensed financial statements of Cyclerion as of and for the six months ended June 30, 2026 and the related notes thereto are included in Cyclerion’s Quarterly Report on Form 10-Q for the period ended June 30, 2026, filed with the SEC on August 4, 2026, and are incorporated herein by reference.

Audited Financial Statements

The audited consolidated financial statements of Korsana as of December 31, 2025 and 2024 and for the year ended December 31, 2025 and for the period from November 8, 2024 (inception) to December 31, 2024 and the related notes thereto are included in the Proxy Statement/Prospectus beginning on page F-43 and are incorporated herein by reference.

The audited financial statements of Cyclerion as of and for the years ended December 31, 2025 and 2024 and the related notes thereto are included in the Proxy Statement/Prospectus beginning on page F-2 and are incorporated herein by reference.

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information of Cyclerion and Korsana as of and for the six months ended June 30, 2026 and twelve months ended December 31, 2025 and the related notes thereto are attached hereto as Exhibit 99.4 and is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Korsana’s Management’s Discussion and Analysis of Financial Condition and Results of Operations as of and for the six months ended June 30, 2026 is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Korsana’s Management’s Discussion and Analysis of Financial Condition and Results of Operations as of and for the year ended December 31, 2025 is included in the Proxy Statement/Prospectus beginning on page 358 and is incorporated herein by reference.

Cyclerion’s Management’s Discussion and Analysis of Financial Condition and Results of Operations as of and for the six months ended June 30, 2026 is included in Cyclerion’s Quarterly Report on Form 10-Q for the period ended June 30, 2026, filed with the SEC on August 4, 2026, and is incorporated herein by reference.

Additional information regarding management’s discussion and analysis of the financial condition and results of operations prior to the Merger is included in the Proxy Statement/Prospectus in the section entitled “Cyclerion’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 346, which is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding beneficial ownership of shares of Company common stock as of September 8, 2026 by:

•	each person or group of affiliated persons, who is known by the Company to be the beneficial owner of more than 5% of Company common stock;

•	each of the Company’s directors;

•	each of the Company’s named executive officers; and

•	all of the Company’s current directors and executive officers as a group.

The column entitled “Percentage of Shares Outstanding Beneficially Owned” is based on a total of 45,541,425 shares of Company common stock outstanding as of September 8, 2026, after giving effect to the Reverse Stock Split that was effected on September 8, 2026 and the Merger.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to Company common stock. Shares of Company common stock subject to options that are currently exercisable or exercisable within 60 days of September 8, 2026 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of Company common stock beneficially owned by them, subject to community property laws, where applicable.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding Beneficially Owned
5% or Greater Stockholders
Entities affiliated with Fairmount Funds Management LLC(1)	9,103,729	19.99%
Entities affiliated with Venrock Healthcare Capital Partners(2)	4,549,585	9.99%
Entities affiliated with TCGX(3)	4,549,587	9.99%
Entities affiliated with Wellington Management(4)	2,974,731	6.53%
Entities affiliated with J.P. Morgan Life Sciences Private Capital(5)	2,687,914	5.90%
FMR LLC(6)	2,631,058	5.78%
Entities affiliated with Janus Henderson Investors(7)	2,344,819	5.15%
Directors and Named Executive Officers
Andrew Gottesdiener, M.D.	—	*
Heidi Henson(8)	11,221	*
Tomas Kiselak(1)	9,103,729	19.99%
Michelle Pernice(9)	13,802	*
Nimish Shah(2)	4,549,585	9.99%
Jonathan Violin(10)	578,653	1.26%
Mark Vignola	—	*
Matthew Leoni, M.D.	—	*
All current executive officers and directors as a group (8 persons)(11)	14,256,990	31.04%

*	Less than 1%.
(1)

Consists of (i) 6,911,174 shares of the Company’s common stock held directly by Fairmount Healthcare Fund II, L.P. (“Fairmount Fund II”) and (ii) 2,192,555 shares of the Company’s common stock held directly by Fairmount Healthcare Co-Invest VI L.P. (“Co-Invest”). Excludes (i) 66,436 shares of the Company’s common stock issuable upon the exercise of pre-funded warrants held by Fairmount Fund II and (ii) 2,074,000 shares of the Company’s common stock issuable upon the conversion of 2,074 shares of the Company’s Series B Preferred Stock held by Fairmount Fund II. The pre-funded warrants are subject to a beneficial ownership limitation of 19.99% and the shares of the Company’s Series B Preferred Stock are subject to a beneficial ownership limitation of 19.99%, which such limitations restrict Fairmount Funds Management LLC (“Fairmount”) and its affiliates from exercising that portion of the warrants and converting those shares of preferred stock that would result in Fairmount and its affiliates owning, after exercise or conversion, a number of shares of the Company’s common stock in excess of the applicable ownership limitation. At such time as Fairmount and its affiliates beneficially own 9.0% or less of the shares of common stock, the beneficial ownership limitation applicable to the shares of the Company’s Series B Preferred Stock will automatically reduce to 9.99%. Fairmount serves as investment manager for Fairmount Fund II and Co-Invest. Each of Fairmount Fund II and Co-Invest has delegated to Fairmount the sole power to vote and the sole power to dispose of all securities held in its portfolio. Because each of Fairmount Fund II and Co-Invest has divested itself of voting and investment power over the securities it holds and may not revoke that delegation on less than 61 days’ notice, each of Fairmount Fund II and Co-Invest disclaims beneficial ownership of the securities it holds. As managers of Fairmount, Peter Harwin and Tomas Kiselak may be deemed to have voting and investment power over the shares held by Fairmount Fund II and Co-Invest. Fairmount, Mr. Harwin and Mr. Kiselak disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address of the entities and individuals listed is 200 Barr Harbor Drive, Suite 400, West Conshohocken, PA 19428.

(2)

Consists of (i) 2,024,520 shares of the Company’s common stock held by Venrock Healthcare Capital Partners EG, L.P. (“VHCP EG”), (ii) 1,001,091 shares of the Company’s common stock held by Venrock Healthcare Capital Partners XP, L.P. (“VHCP XP”), (iii) 1,385,432 shares of the Company’s common stock held by Venrock Healthcare Capital Partners III, L.P. (“VHCP III”) and (iv) 138,542 shares of the Company’s common stock held by VHCP Co-Investment Holdings III, LLC (“VHCP Co-III”). Excludes an aggregate of 3,305,044 shares of the Company’s common stock issuable upon the exercise of pre-funded warrants, comprised of (i) 1,470,712 shares held by VHCP EG, (ii) 727,242 shares held by VHCP XP, (iii) 1,006,446 shares held by VHCP III and (iv) 100,644 shares held by VHCP Co-III. Excludes an aggregate of 1,908,000 shares of the Company’s common stock issuable upon the conversion of 1,908 shares of Company Series B Preferred Stock, comprised of (i) 935 shares held by VHCP EG, (ii) 830 shares held by VHCP XP, (iii) 130 shares held by VHCP III and (iv) 13 shares held by VHCP Co-III. VHCP Management EG, LLC (“VHCPM EG”) is the sole general partner of VHCP EG. VHCP Management III, LLC (“VHCPM III”) is the sole general partner of VHCP III and the sole manager of VHCP Co-III. VHCP Management XP, LLC (“VHCPM XP”) is the sole general partner for VHCP XP. Dr. Bong Koh and Nimish Shah are the voting members of VHCPM III, VHCPM EG and VHCPM XP. The principal business address of each of the foregoing persons is 7 Bryant Park, 23rd Floor, New York, New York 10018.
(3)

Consists of 4,549,587 shares of the Company’s common stock held by TCG Crossover Fund II, L.P. (“TCGX”). Excludes 155,478 shares of the Company’s common stock issuable upon the exercise of pre-funded warrants. The pre-funded warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts TCGX and its affiliates from exercising that portion of the warrants that would result in TCGX and its affiliates owning, after exercise, a number of shares of the Company’s common stock in excess of the ownership limitation. TCG Crossover GP II, LLC, the General Partner of TCGX, and Chen Yu, Managing Partner of TCG Crossover GP II, LLC, have shared voting and dispositive power over the securities held by TCGX. The address for each of TCGX, TCG Crossover GP II, LLC and Chen Yu is 245 Lytton Ave., Suite 350, Palo Alto, California 94301.

(4)

Consists of (i) 2,775,788 shares of the Company’s common stock held by Wellington Biomedical Innovation Master Investors (Cayman) II L.P. (“Wellington Biomedical Fund”), (ii) 49,858 shares of the Company’s common stock held by Wellington Biotechnology Long/Short Fund, L.P. (“Wellington LS”), (iii) 45,385 shares of the Company’s common stock held by Wellington Biotechnology Long/Short Fund (Bermuda) L.P. (“Wellington LS Bermuda”), and (iv) 103,700 shares of the Company’s common stock held by Wellington Private Investments Opportunities SPV 2, LLC (“WPIO”). Wellington Management Company LLP, a registered investment adviser under the Investment Advisers Act of 1940, as amended (“WMC”), is the investment advisor to Wellington Biomedical Fund, Wellington LS, Wellington LS Bermuda, and WPIO. Wellington Biomedical Innovation II GP L.P. is the general partner of Wellington Biomedical Fund. Wellington Alternative Investments LLC (“WAI”) is the Manager of WPIO and Wellington Management Investment, Inc. is the Managing Member of WAI. WMC is an indirect subsidiary of Wellington Management Group LLP. Wellington Management Group LLP and WMC may be deemed beneficial owners with shared voting and investment power over the shares held by Wellington Biomedical Fund, Wellington LS, Wellington LS Bermuda, and WPIO. Additional information about WMC is available in its Form ADV filed with the SEC. The address of all entities referenced in this footnote is 280 Congress Street, Boston, MA 02210.

(5)

Consists of (i) 2,292,792 shares of the Company’s common stock held by 270 Life Sciences Private Capital Master Fund I SCA-RAIF, (ii) 333,301 shares of the Company’s common stock held by 270 Life Sciences Private Capital Employee Fund I LP and (iii) 61,821 shares of the Company’s common stock held by J.P. Morgan Growth Equity Division Holdings Inc. 270 Life Sciences Private Capital Master Fund I SCA-RAIF is duly represented and acting through its managing general partner (actionnaire gérant commandité), 270 Life Sciences Private Capital Fund I GP (Lux) S.à.r.l. J.P. Morgan Growth Equity Division Holdings is the sole general partner of 270 Life Sciences Private Capital Employee Fund I LP. The address for each of these entities is 390 Madison Avenue, Floor 27, New York, NY 10172.

(6)

These shares are owned by funds or accounts managed by direct or indirect subsidiaries of FMR LLC, all of which shares are beneficially owned, or may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies. Abigail P. Johnson is a Director, the Chairman, and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. FMR LLC and Abigail P. Johnson each have sole dispositive power over the shares reported herein; neither has sole voting power over such shares. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02110.

(7)

Consists of (i) 1,659,297 shares of the Company’s common stock held by Janus Henderson Biotech Innovation Master Fund Limited and (ii) 685,522 shares of the Company’s common stock held by Janus Henderson Biotech Innovation Master Fund II Limited (together, “Janus Master Fund”). Such shares may be deemed to be beneficially owned by Janus Henderson Investors US LLC (“Janus”), an investment adviser registered under the Investment Advisers Act of 1940, as amended, who acts as investment adviser for Janus Master Fund and has the ability to make decisions with respect to the voting and disposition of the shares subject to the oversight of the board of directors of Janus Master Fund. Under the terms of its management contract with Janus Master Fund, Janus has overall responsibility for directing the investments of Janus Master Fund in accordance with the investment objective, policies, and limitations. Janus Master Fund has one or more portfolio managers appointed by and serving at the pleasure of Janus who make decisions with respect to the disposition of the shares. The portfolio managers for Janus Master Fund are Andrew Acker, Daniel S. Lyons, and Agustin Mohedas. The business address of each of the aforementioned parties is c/o Janus Henderson Investors US LLC, 151 Detroit Street, Denver, Colorado 80206.

(8)	Consists of (a) vested options to acquire 5,610 shares of common stock and (b) options to acquire 5,611 shares of common stock that will vest within 60 days of the date of this table.
(9)	Consists of (a) vested options to acquire 13,202 shares of common stock and (b) options to acquire 600 shares of common stock that will vest within 60 days of the date of this table.
(10)

Consists of (a) 207,400 shares of restricted common stock, (b) vested options to acquire 327,576 shares of common stock and (c) options to acquire 43,677 shares of common stock that will vest within 60 days of the date of this table.

(11)	See Notes (1), (2), (8), (9) and (10) above.

Information about Directors and Executive Officers

The information set forth in Item 5.02 of this Current Report on Form 8-K under the heading “Appointment of Directors and Certain Officers” is incorporated herein by reference.

Director Compensation

The compensation of the directors of Korsana prior to the Closing is set forth in the Proxy Statement/Prospectus in the section entitled “Korsana Director Compensation” beginning on page 219 and is incorporated herein by reference.

The compensation of the non-employee directors of Cyclerion prior to the Closing is set forth in the Proxy Statement/Prospectus in the section entitled “Cyclerion Non-Employee Director Compensation” beginning on page 213 and is incorporated herein by reference.

The information set forth in Item 5.02 of this Current Report on Form 8-K under the heading “Non-Employee Director Compensation Program” is incorporated herein by reference.

Executive Compensation

The compensation of the named executive officers of Korsana prior to the Closing is set forth in the Proxy Statement/Prospectus in the section entitled “Korsana Executive Compensation” beginning on page 215 and is incorporated herein by reference.

The compensation of the named executive officers of Cyclerion prior to the Closing is set forth in the Proxy Statement/Prospectus in the section entitled “Cyclerion Executive Compensation” beginning on page 207 and is incorporated herein by reference.

The information set forth in Item 5.02 of this Current Report on Form 8-K under the headings “Stock Incentive Plan” and “Departure of Directors and Certain Officers” is incorporated herein by reference.

The information set forth in the section of the Proxy Statement/Prospectus entitled “Management Following the Merger—Board Committees—Compensation Committee” beginning on page 384 is incorporated herein by reference.

Certain Relationships and Related Party Transactions

The information set forth in the section of the Proxy Statement/Prospectus entitled “Certain Relationships and Related Party Transactions of the Combined Company” beginning on page 386 is incorporated herein by reference.

Director Independence

Nasdaq listing rules have objective tests and a subjective test for determining who is an “independent director.” The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees must be independent, and audit and compensation committee members must satisfy additional independence criteria.

The newly constituted board of directors of the Company (the “Board”) has determined that each of Andrew Gottesdiener, M.D., Heidi Henson, Tomas Kiselak, Michelle Pernice and Nimish Shah, each of whom is a current member of the Board, qualifies as an “independent director” as defined under the Nasdaq listing rules. Jonathan Violin, Ph.D., the Company’s Chief Executive Officer and President, does not qualify as an independent director. In making these determinations, the Board considered the current and prior relationships that each director has with Cyclerion and Korsana and all other facts and circumstances that the Board deemed relevant in determining the independence of each director, including the interests of each director in the Merger, any relevant related party transactions and the beneficial ownership of securities of Cyclerion, Korsana or the Company by each director.

The Board has also determined that each member of the Audit Committee of the Board (the “Audit Committee”), the Compensation Committee of the Board (the “Compensation Committee”) and the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) is independent and satisfies the relevant independence requirements for such committees under the Nasdaq listing rules and the Exchange Act and that each member of the Compensation Committee is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

The information set forth in Item 5.02 of this Current Report on Form 8-K under the heading “Committees of the Board of Directors” is incorporated herein by reference.

Legal Proceedings

The information set forth in the section of the Proxy Statement/Prospectus entitled “Korsana’s Business—Legal Proceedings” on page 345 is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Shares of Cyclerion common stock were historically listed on The Nasdaq Capital Market of the Nasdaq Stock Market under the symbol “CYCN.” On September 9, 2026, shares of Company common stock were listed on The Nasdaq Capital Market of the Nasdaq Stock Market under the symbol “KRSA.”

As of the Closing Date and following the completion of the Merger, and after giving effect to the Reverse Stock Split legally effected on September 8, 2026, the Company had approximately 45,541,425 shares of Company common stock issued and outstanding held of record by approximately 130 holders. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose shares of Company common stock are held of record by banks, brokers and other financial institutions.

The information set forth in the section of the Proxy Statement/Prospectus entitled “Market Price and Dividend Information—Dividends” on page 32 is incorporated herein by reference.

Description of Registrant’s Securities

The information set forth in the Proxy Statement/Prospectus in the section entitled “Description of Cyclerion Capital Stock” beginning on page 409 is incorporated herein by reference.

Indemnification of Directors and Officers

The Company’s restated articles of organization, as amended (the “Articles”), provide that the liability of the Company’s directors for damages for any breach of fiduciary duty shall be limited to the fullest extent permitted by law. The Company’s amended and restated bylaws (the “Bylaws”) also provide that the Company will indemnify, and advance funds to and reimburse expenses of, the Company’s directors and officers that have been appointed by the Board to the fullest extent permitted by law, and that the Company may indemnify, and advance funds to and reimburse expenses of, such other officers and employees as determined by the Board. The right of indemnification provided under the Bylaws is in addition to and not exclusive of any other rights to which any of the Company’s directors, officers or any other persons may otherwise be lawfully entitled. The Company has also entered into indemnification agreements with its directors and officers, and the Company carries insurance policies insuring its directors and officers against certain liabilities that they may incur in their capacity as directors and officers.

Part 8 of the Massachusetts Business Corporation Act (the “MBCA”) authorizes the provisions, described above, that are contained in the Articles and the Bylaws. In addition, Sections 8.30 and 8.42 of the MBCA provide that if an officer or director discharges his or her duties in good faith and with the care that a person in a like position would reasonably exercise under similar circumstances and in a manner the officer or director reasonably believes to be in the best interests of the corporation, he or she will not be liable for such action.

The foregoing description of the Articles and the Bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Articles and the Bylaws, copies of which are attached hereto as Exhibits 3.1 through 3.7, and are incorporated herein by reference.

The Company obtained insurance that covers certain liabilities of its directors and officers, effective as of September 8, 2026.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Indemnification Agreements” is incorporated herein by reference.

The information set forth in the section of the Proxy Statement/Prospectus entitled “The Merger Agreement—Indemnification and Insurance for Directors and Officers” beginning on page 182 is incorporated herein by reference.

Financial Information and Supplementary Data

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

The unaudited interim condensed consolidated financial statements of Korsana as of and for the six months ended June 30, 2026 and the related notes thereto are attached hereto as Exhibit 99.2 and are incorporated herein by reference.

Korsana’s Management’s Discussion and Analysis of Financial Condition and Results of Operations as of and for the six months ended June 30, 2026 is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

The unaudited pro forma condensed combined financial information of Cyclerion and Korsana as of and for the six months ended June 30, 2026 and twelve months ended December 31, 2025 and the related notes thereto are attached hereto as Exhibit 99.4 and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by this Item, the information included in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. The PIPE Securities were offered and sold in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof. Each of the investors represented that it was an “accredited investor,” as defined in Regulation D, and acquired the PIPE Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Neither this Current Report on Form 8-K nor any of the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy the PIPE Securities or any other securities of the Company or Korsana.

Item 3.03 Material Modification to Rights of Security Holders.

Cyclerion held the Annual Meeting on August 26, 2026. At the Annual Meeting, Cyclerion’s shareholders approved, among other matters, articles of amendment to the Articles to (i) increase the number of authorized shares of Cyclerion common stock from 400,000,000 shares to 700,000,000 shares (the “Authorized Share Increase”), and (ii) effect the Reverse Stock Split, in each case as described in the Proxy Statement/Prospectus. Following the Annual Meeting, Cyclerion’s board of directors approved the Reverse Stock Split at a ratio of 1-for-7. On September 8, 2026, Cyclerion filed articles of amendment to the Articles with the Secretary of the Commonwealth of Massachusetts designating the Company Series B Preferred Stock, effective immediately upon filing (the “Series B Articles of Amendment”). To effect the Reverse Stock Split, Cyclerion filed articles of amendment to the Articles with the Secretary of the Commonwealth of Massachusetts (the “Reverse Stock Split Articles of Amendment”), with an effective time of 8:46 a.m., Eastern Daylight Time, on September 8, 2026 (the “Reverse Stock Split Articles of Amendment Effective Time”). To effect the Company Name Change, Cyclerion filed articles of amendment to the Articles with the Secretary of the Commonwealth of Massachusetts (the “Name Change Articles of Amendment”), with an effective time of 8:50 a.m., Eastern Daylight Time, on September 8, 2026.

As of the Reverse Stock Split Articles of Amendment Effective Time, every seven shares of Company common stock issued and outstanding immediately prior to the Reverse Stock Split were automatically and without further action on the part of the Company or any holders of such Company common stock, combined into one share of Company common stock. Immediately following the Reverse Stock Split and Merger, there were approximately 45.5 million shares of Company common stock issued and outstanding.

No fractional shares of Company common stock were issued as a result of the Reverse Stock Split. Instead, any shareholder who would otherwise be entitled to a fractional share of Company common stock as a result of the Reverse Stock Split (after aggregating all fractions of a share to which such shareholder would otherwise be entitled) is, in lieu thereof, entitled to receive a cash payment equal to the product of such resulting fractional interest in one share of Company common stock multiplied by the closing price per share as reported by Nasdaq on September 8, 2026. Following the Reverse Stock Split, the Company common stock was represented by a new CUSIP number (23255M303). The Company common stock had no par value per share both immediately before and immediately after the Reverse Stock Split.

The foregoing descriptions of the Reverse Stock Split Articles of Amendment, Name Change Articles of Amendment and Series B Articles of Amendment do not purport to be complete and are subject to and qualified in their entirety by the full text of the Reverse Stock Split Articles of Amendment, Name Change Articles of Amendment and Series B Articles of Amendment, copies of which are attached hereto as Exhibits 3.4, 3.5 and 3.6, respectively, and are incorporated herein by reference.

Item 5.01 Changes in Control of the Registrant.

The information set forth in the “Introductory Note” regarding the Merger above, the information set forth in Item 2.01 of this Current Report on Form 8-K in the section entitled “Security Ownership of Certain Beneficial Owners and Management” regarding the Board and executive officers following the Merger and the information set forth in Item 5.02 of this Current Report on Form 8-K regarding the Board and executive officers following the Merger is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors and Certain Officers

On September 8, 2026, Errol B. De Souza, Ph.D., Regina M. Graul, Ph.D., Peter M. Hecht, Ph.D., Michael Higgins, Steven E. Hyman, M.D. and Dina Katabi, Ph.D. resigned from the Company’s board of directors and its committees on which they respectively served, which resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

In addition, on September 8, 2026, Regina M. Graul, Ph.D., Cyclerion’s President and Chief Executive Officer, and Rhonda M. Chicko, Cyclerion’s Chief Financial Officer, each resigned as an executive officer of the Company at the Closing. Subject to execution of a release, Dr. Graul is eligible to receive the severance benefits and transaction bonus described in the Proxy Statement/Prospectus in the section entitled “Cyclerion Executive Compensation”.

The departures of Dr. Graul and Ms. Chicko were not the result of any disagreement with the Company relating to the Company’s operations, policies or practices.

Stock Incentive Plan

On July 16, 2026, Cyclerion’s board of directors approved the Korsana Biosciences, Inc. 2026 Stock Incentive Plan (the “2026 Stock Plan”), subject to shareholder approval and the consummation of the Merger. On August 26, 2026, Cyclerion’s shareholders approved the 2026 Stock Plan at the Annual Meeting. The purpose of the 2026 Stock Plan is to promote and closely align the interests of employees, officers, non-employee directors and other individual service providers of the Company and its shareholders by providing stock-based compensation and other performance-based compensation. The initial share pool under the 2026 Stock Plan is 6,092,348 shares of Company common stock. The shares of Company common stock that may be issued under the 2026 Stock Plan will be automatically increased on January 1 of each year beginning in 2027 and ending with a final increase on January 1, 2036, in an amount equal to 5% of the diluted shares (including outstanding shares of Company common stock and shares of Company common stock issuable upon conversion of outstanding preferred stock and exercise of outstanding pre-funded warrants) on the preceding December 31, unless a lower (or no) increase is determined by the Compensation Committee. Only 60,000,000 shares of Company common stock may be issued under the 2026 Stock Plan as incentive stock options. In connection with the effectiveness of the 2026 Stock Plan, no further awards will be granted under Cyclerion’s 2019 Equity Incentive Plan, and in connection with the effectiveness of the 2026 ESPP (as defined below), Cyclerion’s 2019 Employee Share Purchase Plan was terminated and no further shares will be issued thereunder.

The foregoing description of the 2026 Stock Plan is not complete and is subject to and qualified in its entirety by reference to the complete text of the 2026 Stock Plan, a copy of which is attached hereto as Exhibit 10.9 and incorporated herein by reference.

Employee Stock Purchase Plan

On July 16, 2026, Cyclerion’s board of directors approved the Korsana Biosciences, Inc. 2026 Employee Stock Purchase Plan (the “2026 ESPP”), subject to shareholder approval and the consummation of the Merger. On August 26, 2026, Cyclerion’s shareholders approved the 2026 ESPP at the Annual Meeting. The purpose of the 2026 ESPP is to provide employees of the Company and its designated subsidiaries with an opportunity to purchase shares of Company common stock through accumulated contributions. The 2026 ESPP, and the rights of participants to make purchases thereunder, is intended to qualify under Section 423 of the Code; however, sub-plans that do not meet the requirements of Section 423 of the Code may be established for the benefit of eligible employees of non-U.S. subsidiaries of the Company. The initial share pool under the 2026 ESPP is 550,512 shares of Company common stock. The shares of Company common stock that may be issued under the 2026 ESPP will be automatically increased on January 1 of each year beginning in 2027 and ending with a final increase on January 1, 2036 in an amount equal to the lesser of 1% of the diluted shares (including outstanding shares of Company common stock and shares of Company common stock issuable upon conversion of outstanding preferred stock and exercise of outstanding pre-funded warrants) on the preceding December 31 or 2,000,000, unless a lower (or no) increase is determined by the Compensation Committee.

The foregoing description of the 2026 ESPP is not complete and is subject to and qualified in its entirety by reference to the complete text of the 2026 ESPP, a copy of which is attached hereto as Exhibit 10.10 and incorporated herein by reference.

Appointment of Directors and Certain Officers

On September 8, 2026, the Board appointed Jonathan Violin, Ph.D. as the Company’s Chief Executive Officer and President, Mark Vignola, Ph.D. as the Company’s Chief Financial Officer and Matthew Leoni, M.D. as the Company’s Chief Medical Officer, each to serve at the discretion of the Board.

On September 8, 2026, the Board fixed its size at six members and appointed the following six individuals to the Board: Andrew Gottesdiener, M.D., Heidi Henson, Tomas Kiselak, Michelle Pernice, Nimish Shah and Jonathan Violin, Ph.D. In connection with his appointment to the Board, Tomas Kiselak was also appointed as Chair of the Board.

Pursuant to the Series B Articles of Amendment, at all times when at least 30% of the originally issued Company Series B Preferred Stock remains issued and outstanding, (i) the holders of the Company Series B Preferred Stock, exclusively and voting together as a separate class on an as-converted basis, are entitled to elect four directors (the “Preferred Directors”) and (ii) the holders of Company common stock and of any other class or series of voting stock, exclusively and voting together as a single class on an as-converted basis, are entitled to elect the balance of the total number of directors. Each Preferred Director is entitled to three votes on each matter presented to the Board. Andrew Gottesdiener, M.D., Tomas Kiselak, Michelle Pernice and Nimish Shah serve as the Preferred Directors, and Heidi Henson and Jonathan Violin, Ph.D. serve as the two at-large directors. The four Preferred Directors represent, in the aggregate, approximately 86% of the total votes of the Board.

Other than as disclosed in the section of the Proxy Statement/Prospectus entitled “Certain Relationships and Related Party Transactions of the Combined Company,” beginning on page 386 and incorporated herein by reference, none of the Company’s newly appointed officers or directors has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Other than the Merger Agreement and the Series B Articles of Amendment, pursuant to which the holders of the Company Series B Preferred Stock are entitled to elect the Preferred Directors, there are no arrangements or understandings between the Company’s officers or directors and any other person pursuant to which such officers or directors were selected as an officer or a director. There are no family relationships among any of the Company’s directors and officers.

Each of the newly appointed principal officer’s and director’s biographical information is set forth below.

Jonathan Violin, Ph.D. Dr. Violin, age 50, has served as Korsana’s Chief Executive Officer and President since August 2025 and as a member of the Korsana Board since September 2025. Prior to joining Korsana, Dr. Violin served as the interim Chief Executive Officer and President of Crescent Biopharma, Inc. (Nasdaq: CBIO) from October 2024 to March 2025. Dr. Violin served as President, Chief Executive Officer and member of the board of directors of Viridian Therapeutics, Inc. (Nasdaq: VRDN), a biopharmaceutical company, from January 2021 to February 2023, and he previously served as President and Chief Operating Officer of Viridian from October 2020 until January 2021. Dr. Violin was the Co-Founder of Viridian’s predecessor and led its operations from April 2020 to its acquisition. Dr. Violin has served as a member of the board of directors of Crescent Biopharma, Inc. (Nasdaq: CBIO) since October 2024 and Dianthus Therapeutics, Inc. (Nasdaq: DNTH), a biotechnology company he co-founded, since July 2019. Dr. Violin also co-founded Quellis Biosciences, Inc., a biotechnology company (acquired by Astria Therapeutics, Inc. (Nasdaq: ATXS), formerly Catabasis Pharmaceuticals, Inc.), in 2018 and served on the Astria Therapeutics board of directors from January 2021 until its acquisition by BioCryst Pharmaceuticals in January 2026. Prior to that, Dr. Violin co-founded and helped lead Trevena Inc. (Nasdaq: TRVN), a biotechnology company, in various roles from 2008 until November 2018, including most recently as Senior Vice President,

Scientific Affairs and Investor Relations Officer. Dr. Violin received a Ph.D. from the Department of Pharmacology in the Biomedical Sciences Program at the University of California, San Diego, an M.B.A. with a concentration in Health Sector Management from the Fuqua School of Business at Duke University, and a B.S. in Chemical Pharmacology from Duke University.

The Company believes that Dr. Violin is qualified to serve as a member of the Company’s board of directors because of his extensive experience and innovations in the field of biotechnology, his leadership experience as chief executive officer of several public biotechnology companies, and his academic expertise and accomplishments.

Mark Vignola, Ph.D. Dr. Vignola, age 49, has served as Korsana’s Chief Financial Officer since March 2026. Prior to joining Korsana, Dr. Vignola served as the Chief Financial Officer of Terns Pharmaceuticals, Inc. (Nasdaq: TERN), a clinical-stage biopharmaceutical company, from August 2020 to February 2025, where he led the company’s crossover financing, initial public offering, and multiple follow-on offerings. Previously, Dr. Vignola was the Chief Financial Officer at Applied Therapeutics, Inc., a clinical-stage biopharmaceutical company where he led several financing rounds, from May 2019 to May 2020. Earlier in his career, Dr. Vignola was Head of Corporate Development and Investor Relations at Intercept Pharmaceuticals, Inc. and a biotechnology equity research analyst at Needham & Company. Dr. Vignola earned his B.S. in Biology from Boston College and his Ph.D. in Molecular Genetics and Microbiology from Duke University.

Matthew Leoni, M.D. Dr. Leoni, age 51, has served as Korsana’s Chief Medical Officer since August 2026. Prior to joining Korsana, Dr. Leoni served as Chief Medical Officer of Merida Biosciences, Inc., a privately held biotechnology company developing therapies for autoimmune and allergic diseases, from 2024 to 2026, which he joined following its Series A financing and where he built the company’s development organization and advanced its lead program through clearance of its investigational new drug application and into the clinic. Previously, Dr. Leoni served as Senior Vice President of Development at Cerevel Therapeutics Holdings, Inc. (Nasdaq: CERE), a clinical-stage biopharmaceutical company focused on neuroscience, from 2019 to 2024, where he was a member of the company’s founding leadership team and helped guide the organization through multiple clinical milestones, its initial public offering and its subsequent acquisition by AbbVie Inc. (NYSE: ABBV). Earlier in his career, Dr. Leoni held clinical development leadership roles at Otsuka Pharmaceutical Co., Ltd., Novartis AG (NYSE: NVS), Galderma Group AG and Immunomedics, Inc. Dr. Leoni received his M.D. from the University of Pennsylvania School of Medicine, an M.B.A. in Pharmaceutical Management from Drexel University and a B.A. in Biology from Franklin & Marshall College.

Andrew Gottesdiener, M.D. Dr. Gottesdiener, age 35, has served as a member of the Korsana board of directors since November 2024. Dr. Gottesdiener is a partner at Venrock Healthcare Capital Partners, an investment firm, in its New York office, where he focuses on healthcare investments. Dr. Gottesdiener is also a co-founder of Apogee Therapeutics, Inc. (Nasdaq: APGE), a clinical stage biotechnology company, and has served as a member of Apogee’s board since 2022. Prior to joining Venrock Healthcare Capital Partners full-time in September 2018, Dr. Gottesdiener earned his M.D. from Weill Cornell Medical College, during which time he received an HHMI summer fellowship for basic science research. He also has an M.B.A. from Columbia Business School. Dr. Gottesdiener received an A.B. in Economics from Washington University in St. Louis.

The Company believes Dr. Gottesdiener is qualified to serve as a member of the Company’s board of directors because of his extensive experience in the biotechnology industry providing leadership in biotechnology investments and his medical and research background.

Heidi Henson. Ms. Henson, age 61, has served as a member of the Korsana board of directors since June 2026. Ms. Henson served as Chief Financial Officer of Pardes Biosciences Inc. (Nasdaq: PRDS), a clinical-stage biopharmaceutical company, from January 2021 until its sale in September 2023. From April 2019 to July 2020, Ms. Henson served as Chief Financial Officer of Imbria Pharmaceuticals, Inc., a private biotechnology company, and from November 2018 to April 2019 she served as Chief Financial Officer of Respivant Sciences, a private clinical-stage biopharmaceutical company. From October 2014 to July 2018, Ms. Henson served as Chief Financial Officer of Kura Oncology, Inc. (Nasdaq: KURA), a biopharmaceutical company. Ms. Henson also served as Chief Financial Officer of Wellspring Biosciences, Inc., a private biopharmaceutical company, and its parent company Araxes Pharma LLC, from July 2012 to July 2018, and served as Secretary of Wellspring and Araxes from July 2012 to January 2015. From 2007 to March 2012, Ms. Henson served as the Vice President, Finance at Intellikine, Inc., a

private biopharmaceutical company, until its acquisition by Takeda Pharmaceutical Company Limited. Ms. Henson began her career in auditing at PricewaterhouseCoopers LLP, a public accounting firm, where she served both public and private companies. Ms. Henson has served on the boards of directors of Lisata Therapeutics, Inc. (Nasdaq: LSTA) since 2022, Pepgen, Inc. (Nasdaq: PEPG) since 2021 and Perspective Therapeutics, Inc. (NYSE: CATX) since 2023. She received a Bachelor’s of Accountancy from the University of San Diego and is a Certified Public Accountant (inactive) in the state of California.

The Company believes Ms. Henson is qualified to serve as a member of the Company’s board of directors because of her extensive financial experience in the biotechnology sector, as well as her experience serving on the boards of directors of numerous other biotechnology companies.

Tomas Kiselak. Mr. Kiselak, age 40, has served as a member of the Korsana board of directors since November 2024. Mr. Kiselak is a Founding Partner at Fairmount Funds Management LLC, a healthcare investment firm he co-founded in April 2016. Prior to Fairmount, he was a managing director at RA Capital Management, LLC, a healthcare and life science investment firm. Mr. Kiselak currently serves as the chairman of the board of directors of Viridian Therapeutics, Inc. (Nasdaq: VRDN) and has been a member of Viridian’s board since October 2020, and has served as a director for Apogee Therapeutics, Inc. (Nasdaq: APGE) since June 2023, Jade Biosciences, Inc. (Nasdaq: JBIO) since April 2025, Spyre Therapeutics, Inc. (Nasdaq: SYRE) since June 2023, Zenas BioPharma, Inc. (Nasdaq: ZBIO) since September 2020, and several private companies. Mr. Kiselak previously served as a director of Dianthus Therapeutics, Inc. (Nasdaq: DNTH) from September 2023 until March 2025. He received a B.S. in Neuroscience and Economics from Amherst College.

The Company believes Mr. Kiselak is qualified to serve as a member of the Company’s board of directors because of his experience advising and serving as a director of biotechnology companies and as a manager of funds specializing in the area of life sciences.

Michelle Pernice. Ms. Pernice, age 38, has served as a member of the Korsana board of directors since November 2024. Ms. Pernice is an Operating Partner at Fairmount Funds Management LLC, a healthcare investment firm. Prior to joining Fairmount in October 2023, Ms. Pernice served in global regulatory roles for numerous pharmaceutical and biotechnology companies, including Pardes Biosciences from 2021 to 2023, Dynavax Technologies Corp., a commercial-stage biopharmaceutical company, from 2019 to 2021, Amgen Inc. (Nasdaq: AMGN), a global biotechnology company, from 2014 to 2019, and Novartis AG (NYSE: NVS), a global pharmaceutical company, from 2012 to 2014, including development strategy across all phases of development, multiple modalities, and notable approvals. Ms. Pernice received her PharmD from St. John’s University and completed a post-PharmD fellowship through Rutgers University.

The Company believes Ms. Pernice is qualified to serve as a member of the Company’s board of directors because of her experience advising biotechnology companies and her background in global regulatory and development strategy.

Nimish Shah. Mr. Shah, age 48, has served as a member of the Korsana board of directors since November 2024. Mr. Shah is a Partner at Venrock Healthcare Capital Partners, an investment firm, where he focuses on the firm’s public and crossover biotech investments. Mr. Shah joined Venrock Healthcare Capital Partners in 2013 and has invested in public and private healthcare companies since 2010. Mr. Shah is also a co-founder and a member of the board of directors of Apogee Therapeutics, Inc. (Nasdaq: APGE), a clinical stage biotechnology company, where he has served since 2022. Mr. Shah previously served as a director for Instil Bio, Inc. (Nasdaq: TIL) until December 2021 and as a board observer for LianBio (Nasdaq: LIAN), Biohaven Ltd. (NYSE: BHVN), Viridian Therapeutics, Inc. (Nasdaq: VRDN), and Dianthus Therapeutics, Inc. (Nasdaq: DNTH). Mr. Shah holds a B.S. in Pharmacy from Rutgers College of Pharmacy, an M.P.H. from the Mailman School of Public Health at Columbia University, and an M.B.A. from Columbia Business School. He is a member of the Columbia Business School Healthcare and Pharmaceutical Management Advisory Board.

The Company believes that Mr. Shah is qualified to serve as a member of the Company’s board of directors because of his extensive investment management and finance experience in the healthcare sector, as well as his experience serving on the boards of directors of numerous other biotechnology companies.

Committees of the Board of Directors

Audit Committee

On September 8, 2026, Heidi Henson, Andrew Gottesdiener, M.D. and Nimish Shah were appointed to the Audit Committee, and Heidi Henson, an “audit committee financial expert” within the meaning of the SEC regulations, was appointed the chair of the Audit Committee.

Compensation Committee

On September 8, 2026, Heidi Henson and Tomas Kiselak were appointed to the Compensation Committee, and Tomas Kiselak was appointed the chair of the Compensation Committee.

Nominating Committee

On September 8, 2026, Andrew Gottesdiener, M.D. and Michelle Pernice were appointed to the Nominating and Corporate Governance Committee, and Michelle Pernice was appointed the chair of the Nominating and Corporate Governance Committee.

Non-Employee Director Compensation Program

Non-employee members of the Board are eligible to receive cash and equity compensation in accordance with our non-employee director compensation program. This program provides for the following annual cash retainers:

Annual Retainer
Board Retainers
Chair	$70,000
Non-Chair Member	$40,000
Audit Committee Retainers:
Chair	$20,000
Non-Chair Member	$10,000
Compensation Committee Retainers:
Chair	$15,000
Non-Chair Member	$7,500
Nominating and Corporate Governance Committee Retainers
Chair	$10,000
Non-Chair Member	$5,000

In connection with the Company’s annual meeting of shareholders, each non-employee member of the Board will receive an annual grant of options to purchase shares of Company common stock equal to 0.044% of the Company, which will vest on the earlier of the next annual shareholder meeting or the first anniversary of the date of grant. In addition, in connection with a non-employee director’s initial appointment to the Board, such director will receive an initial grant of options to purchase shares of Company common stock equal to 0.088% of the Company, subject to vesting in equal monthly installments through the third anniversary of the date of grant. In accordance with this program, each of Dr. Gottesdiener, Mr. Kiselak, Ms. Pernice, and Mr. Shah received an initial grant of 48,445 stock options, with a grant date of September 9, 2026. Ms. Henson previously received stock options for shares of Korsana common stock, which converted into stock options for shares of the Company’s common stock in the Merger.

All members of the Board are also reimbursed for reasonable and documented out-of-pocket travel and lodging expenses incurred in connection with attending meetings and activities of the Board and its committees.

Executive Officer Compensation Arrangements

Immediately following the Closing, the Company entered into amended and restated offer letters with each of Jonathan Violin, Ph.D., Mark Vignola, Ph.D. and Matthew Leoni, M.D. (collectively, the “A&R Offer Letters”), each of which provides for at-will employment. The A&R Offer Letters supersede the offer letters previously in effect between Korsana and each such officer.

Under Dr. Violin’s A&R Offer Letter, he will receive an annual base salary of $655,000 and a target annual bonus of 55% of base salary. In the event of Dr. Violin’s termination without “cause” or resignation for “good reason,” he would be eligible for the following severance benefits under the A&R Offer Letter, subject to a release of claims: (i) if such termination occurs outside of the period beginning three months before and ending 12 months after a change in control of the Company (the “CIC Protection Period”), 12 months of base salary continuation, 12 months of subsidized benefits continuation, any bonus earned but unpaid for the prior year and acceleration of 30% of the unvested portion of his outstanding time-based equity awards or (ii) if such termination occurs during the CIC Protection Period, (a) 1.5 times the sum of his base salary and target bonus, payable in installments over 18 months, (b) 18 months of subsidized benefits continuation, (c) any bonus earned but unpaid for the prior year and (d) full acceleration of his outstanding time-based equity awards.

Under Dr. Vignola’s A&R Offer Letter, he will receive an annual base salary of $500,000 and a target annual bonus of 40% of base salary. In the event of Dr. Vignola’s termination without “cause” or resignation for “good reason,” he would be eligible for the following severance benefits under the A&R Offer Letter, subject to a release of claims: (i) if such termination occurs outside of the CIC Protection Period, 12 months of base salary continuation, 12 months of subsidized benefits continuation and any bonus earned but unpaid for the prior year or (ii) if such termination occurs during the CIC Protection Period, (a) 1.0 times the sum of his base salary and target bonus, payable in installments over 12 months, (b) 12 months of subsidized benefits continuation, (c) any bonus earned but unpaid for the prior year and (d) full acceleration of his outstanding time-based equity awards.

Under Dr. Leoni’s A&R Offer Letter, he will receive an annual base salary of $515,000 and a target annual bonus of 40% of base salary. Dr. Leoni’s A&R Offer Letter provides for the same severance benefits as described above under Dr. Vignola’s A&R Offer Letter.

Additional information regarding the compensation of Korsana’s named executive officers is set forth in the Proxy Statement/Prospectus in the section entitled “Korsana Executive Compensation” beginning on page 215 and is incorporated herein by reference.

The foregoing descriptions of the A&R Offer Letters do not purport to be complete and are subject to and qualified in their entirety by reference to the full text of the A&R Offer Letters, copies of which are attached hereto as Exhibits 10.19, 10.20 and 10.21, respectively, and are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendments to Articles of Organization

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On September 8, 2026, in connection with the Closing, the Board adopted a new Code of Business Conduct and Ethics of the Company (the “Code of Conduct”), effective as of such date. The Code of Conduct supersedes the existing Code of Business Conduct and Ethics, as previously adopted by Cyclerion’s board of directors (the “Existing Code of Conduct”). The Code of Conduct applies to all directors, officers and employees of the Company and is intended to enhance understanding of the Company’s standards of ethical business practices and promote awareness of ethical issues that may be encountered in carrying out a director’s, officer’s or employee’s responsibilities. Among other things, the Code of Conduct:

•

establishes the Company’s policies and standards with respect to (i) conflicts of interest, gifts and corporate opportunities, (ii) fair dealing, confidential information, privacy and use of Company assets and systems, (iii) legal and regulatory compliance, insider trading and anti-corruption standards, including pursuant to the Foreign Corrupt Practices Act, (iv) the Company’s disclosure obligations and recordkeeping procedures, (v) anti-discrimination, equal employment opportunity and health and safety and (vi) international trade compliance;

•	establishes the Company’s whistleblower hotline and procedures for reporting potential violations; and

•	establishes the Company’s policies and procedures with respect to an amendment or waiver of the Code of Conduct.

The adoption of the Code of Conduct did not result in any explicit or implicit waiver of any provision of the Existing Code of Conduct. The foregoing description of the Code of Conduct does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Code of Conduct, a copy of which is attached hereto as Exhibit 14.1 and is incorporated herein by reference.

Item 5.06 Change in Shell Company Status.

As a result of the Merger, the Company ceased to be a shell company (as defined in Rule 12b-2 of the Exchange Act) as of the Closing Date. The material provisions of the Merger Agreement are described in the Proxy Statement/Prospectus in the section entitled “The Merger Agreement” beginning on page 168 and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 8, 2026, the Company issued a press release announcing the consummation of the Merger, which is included in this Current Report on Form 8-K as Exhibit 99.1.

The exhibit furnished under Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The unaudited interim condensed consolidated financial statements of Korsana as of and for the six months ended June 30, 2026 and the related notes thereto are attached hereto as Exhibit 99.2 and are incorporated herein by reference.

The audited consolidated financial statements of Korsana as of December 31, 2025 and 2024 and for the year ended December 31, 2025 and for the period from November 8, 2024 (inception) to December 31, 2024 and the related notes thereto are included in the Proxy Statement/Prospectus beginning on page F-43 and are incorporated herein by reference.

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined financial information of Cyclerion and Korsana as of and for the six months ended June 30, 2026 and twelve months ended December 31, 2025 and the related notes thereto are attached hereto as Exhibit 99.4 and are incorporated herein by reference.

(d) Exhibits

Exhibit	Description

2.1†	Agreement and Plan of Merger and Reorganization, dated as of April 1, 2026, by and among Cyclerion Therapeutics, Inc., Cariboos Merger Sub Corp., Cariboos Merger Sub II, LLC and Korsana Biosciences, Inc. (incorporated by reference to Exhibit 2.1 to Cyclerion Therapeutics, Inc.’s Current Report on Form 8-K (File No. 001-38787), filed with the SEC on April 1, 2026).

2.2*	Amendment No. 1 to Agreement and Plan of Merger and Reorganization, dated as of April 17, 2026, by and among Cyclerion Therapeutics, Inc., Cariboos Merger Sub Corp., Cariboos Merger Sub II, LLC and Korsana Biosciences, Inc.

3.1	Restated Articles of Organization of Cyclerion Therapeutics, Inc. (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-8 (File No. 333-230615), filed with the SEC on March 29, 2019).

3.2	Articles of Amendment to the Restated Articles of Organization of Cyclerion Therapeutics, Inc., dated May 15, 2023 (incorporated by reference to Exhibit 3.1 to Cyclerion Therapeutics, Inc.’s Current Report on Form 8-K (File No. 001-38787), filed with the SEC on May 15, 2023).

3.3	Articles of Amendment to the Restated Articles of Organization of Cyclerion Therapeutics, Inc., dated May 19, 2023, designating the Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to Cyclerion Therapeutics, Inc.’s Current Report on Form 8-K (File No. 001-38787), filed with the SEC on May 25, 2023).

3.4*	Articles of Amendment to the Restated Articles of Organization of Cyclerion Therapeutics, Inc., effective September 8, 2026 (Reverse Stock Split).

3.5*	Articles of Amendment to the Restated Articles of Organization of Cyclerion Therapeutics, Inc., effective September 8, 2026 (Name Change).

3.6*	Articles of Amendment to the Restated Articles of Organization of Cyclerion Therapeutics, Inc. designating the Series B Non-Voting Convertible Preferred Stock, effective September 8, 2026.

3.7	Amended and Restated Bylaws of Cyclerion Therapeutics, Inc. (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-8 (File No. 333-230615), filed with the SEC on March 29, 2019).

4.1	Form of Korsana Pre-Funded Warrant (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-4 (File No. 333-295175), filed with the SEC on April 20, 2026).

4.2*	Form of Merger Pre-Funded Warrant.

10.1	Form of Korsana Support Agreement (incorporated by reference to Exhibit 10.1 to Cyclerion Therapeutics, Inc.’s Current Report on Form 8-K (File No. 001-38787), filed with the SEC on April 1, 2026).

10.2	Form of Cyclerion Support Agreement (incorporated by reference to Exhibit 10.2 to Cyclerion Therapeutics, Inc.’s Current Report on Form 8-K (File No. 001-38787), filed with the SEC on April 1, 2026).

10.3	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.5 to Cyclerion Therapeutics, Inc.’s Current Report on Form 8-K (File No. 001-38787), filed with the SEC on April 1, 2026).

10.4	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.3 to Cyclerion Therapeutics, Inc.’s Current Report on Form 8-K (File No. 001-38787), filed with the SEC on April 1, 2026).

10.5††*	Contingent Value Rights Agreement, dated as of September 8, 2026, by and between Cyclerion Therapeutics, Inc. and Broadridge Corporate Issuer Solutions, LLC, as rights agent.

10.6*	Form of Indemnification Agreement for directors and officers of the Company.

10.7#	Korsana Biosciences, Inc. 2025 Equity Incentive Plan (incorporated by reference to Exhibit 10.19 to the Registration Statement on Form S-4 (File No. 333-295175), filed with the SEC on April 20, 2026).

10.8#	First Amendment to Korsana Biosciences, Inc. 2025 Equity Incentive Plan (incorporated by reference to Exhibit 10.20 to the Registration Statement on Form S-4/A (File No. 333-295175), filed with the SEC on July 9, 2026).

10.9#*	Korsana Biosciences, Inc. 2026 Stock Incentive Plan.

10.10#*	Korsana Biosciences, Inc. 2026 Employee Stock Purchase Plan.

10.11#	Form of Stock Option Agreement under the Korsana Biosciences, Inc. 2025 Equity Incentive Plan (incorporated by reference to Exhibit 10.21 to the Registration Statement on Form S-4 (File No. 333-295175), filed with the SEC on April 20, 2026).

10.12#	Form of Restricted Stock Purchase Agreement of Korsana Biosciences, Inc. (incorporated by reference to Exhibit 10.20 to the Registration Statement on Form S-4 (File No. 333-295175), filed with the SEC on April 20, 2026).

10.13†††	Paragon License Agreement, dated June 8, 2026, by and between Paragon Therapeutics, Inc. and Korsana Biosciences, Inc. (incorporated by reference to Exhibit 10.30 to the Registration Statement on Form S-4/A (File No. 333-295175), filed with the SEC on July 9, 2026).

10.14†††	Platform Option Agreement, effective as of October 16, 2025, by and among Paragon Therapeutics, Inc., Parasa Holding LLC and Korsana Biosciences, Inc. (incorporated by reference to Exhibit 10.30 to the Registration Statement on Form S-4/A (File No. 333-295175), filed with the SEC on June 9, 2026).

10.15†††	Paragon Research Letter Agreement, dated April 3, 2026, by and between Paragon Laboratories, Inc. and Korsana Biosciences, Inc. (incorporated by reference to Exhibit 10.31 to the Registration Statement on Form S-4/A (File No. 333-295175), filed with the SEC on June 9, 2026).

10.16†††	Cell Line License Agreement, effective as of December 2, 2024, by and between Korsana Biosciences, Inc. and WuXi Biologics Ireland Limited (incorporated by reference to Exhibit 10.32 to the Registration Statement on Form S-4/A (File No. 333-295175), filed with the SEC on June 9, 2026).

10.17†††	Amendment No. 1 to Cell Line License Agreement, effective as of March 2, 2026, by and between Korsana Biosciences, Inc. and WuXi Biologics Ireland Limited (incorporated by reference to Exhibit 10.33 to the Registration Statement on Form S-4/A (File No. 333-295175), filed with the SEC on June 9, 2026).

10.18†††	Biologics Master Services Agreement, dated as of December 12, 2024, by and between Korsana Biosciences, Inc. and WuXi Biologics (Hong Kong) Limited (incorporated by reference to Exhibit 10.34 to the Registration Statement on Form S-4/A (File No. 333-295175), filed with the SEC on June 9, 2026).

10.19#*	Amended and Restated Offer Letter, dated as of September 8, 2026, by and between Korsana Biosciences, Inc. and Jonathan Violin, Ph.D.

10.20#*	Amended and Restated Offer Letter, dated as of September 8, 2026, by and between Korsana Biosciences, Inc. and Mark Vignola, Ph.D.

10.21#*	Amended and Restated Offer Letter, dated as of September 8, 2026, by and between Korsana Biosciences, Inc. and Matthew Leoni, M.D.

14.1*	Code of Business Conduct and Ethics of Korsana Biosciences, Inc.

21.1*	List of Subsidiaries of Korsana Biosciences, Inc.

99.1*	Press Release, issued on September 8, 2026.

99.2*	Unaudited Interim Condensed Consolidated Financial Statements of Korsana Biosciences, Inc. as of and for the six months ended June 30, 2026.

99.3*	Management’s Discussion and Analysis of Financial Condition and Results of Operations of Korsana Biosciences, Inc. as of and for the six months ended June 30, 2026.

99.4*	Unaudited Pro Forma Condensed Combined Financial Statements of Korsana Biosciences, Inc. and Cyclerion Therapeutics, Inc. as of and for the six months ended June 30, 2026 and the year ended December 31, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.
#	Indicates management contract or compensatory plan.
†

Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished.

††	Portions of this exhibit (indicated by “[***]”) have been omitted in accordance with the rules of the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Korsana Biosciences, Inc.
(Registrant)

Date: September 11, 2026	By:	/s/ Jonathan Violin
		Name:	Jonathan Violin, Ph.D.
		Title:	Chief Executive Officer and President